PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS AGREEMENT OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY, THE MANAGER OR THEIR AFFILIATES, OR ANY PROFESSIONAL ASSOCIATED WITH ANY OFFERING, AS LEGAL, TAX OR INVESTMENT ADVICE. EACH INVESTOR SHOULD CONSULT WITH AND RELY ON HIS, HER OR ITS OWN ADVISORS AS TO THE LEGAL, TAX AND/OR ECONOMIC IMPLICATIONS OF THE INVESTMENT DESCRIBED IN THIS AGREEMENT AND ITS SUITABILITY FOR SUCH INVESTOR.

AN INVESTMENT IN THE INTERESTS CARRIES A HIGH DEGREE OF RISK AND IS ONLY SUITABLE FOR AN INVESTOR WHO CAN AFFORD LOSS OF HIS, HER OR ITS ENTIRE INVESTMENT IN THE INTERESTS.

THE INTERESTS IN THE COMPANY EVIDENCED BY THIS AGREEMENT AND THE ARTICLES OF ORGANIZATION OF THE COMPANY HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, BUT HAVE BEEN ISSUED PURSUANT TO THE PRIVATE OFFERING EXEMPTION UNDER THE SECURITIES ACT OF 1933, AS AMENDED. ACCORDINGLY, THESE RESTRICTED INTERESTS MAY NOT BE TRANSFERRED, SOLD, PLEDGED OR HYPOTHECATED, OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THIS AGREEMENT, OR AN EFFECTIVE REGISTRATION STATEMENT OR AN OPINION OF COUNSEL FOR THE COMPANY THAT A REGISTRATION STATEMENT IS UNNECESSARY OR A VALID EXEMPTION FROM SUCH REGISTRATION APPLIES.

SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF

RELAY MANAGEMENT L.L.C.

a Nevada limited liability company

July 16, 2021

TABLE OF CONTENTS

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (the "**Agreement**") is entered into as of July 16, 2021, among the individuals listed on **Schedule A** to this Agreement, (each a "**Member**," and collectively, together with each Person hereinafter becoming a party to this Agreement, the "**Members**"). Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed thereto in Article I.

RECITALS

A. On April 3, 2019, the initial Members of the Company entered into an Operating Agreement governing the affairs of the Company and the conduct of its business (the "**Original Operating Agreement**").

B. On April 19, 2019, the initial Members of the Company entered into an Amendment to Operating Agreement defining a monthly operating budget of the Company (the "**Amendment to Operating Agreement**"). Upon entering into this Amended and Restated Operating Agreement, the initial Members agree to rescind the Amendment to Operating Agreement in its entirety.

C. On January 7, 2021, the initial Members amended and restated the Original Operating Agreement to admit certain Members who have acquired Membership Interests pursuant to a Subscription Agreement as Members of the Company, and certain Members joined the Agreement ("Amended and Restated Operating Agreement").

D. On the date hereof, the Members desire to make minor changes to this Agreement consistent with the intent of the Amended and Restated Operating Agreement.

E. By executing this Agreement, each of the Members hereby (i) ratifies the formation of the Company and the filing of the Articles and (ii) continues the existence of the Company.

F. Each of the Members hereby adopts this Agreement to set forth the terms governing the affairs of the Company and the conduct of its business. Except as expressly provided herein, the rights and obligations of the Members and the administration and termination of the Company as specified herein shall be construed in accordance with the Act.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby adopt the foregoing recitals which are deemed to be a part of this Agreement and amend and restate the Original Operating Agreement as follows:

ARTICLE I - DEFINITIONS

1.1 ***Definitions***. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

"**Advisory Board**" has the meaning assigned to such term in Section 5.13.

"**Affiliate**" means with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term "**control**" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

"Agreement" has the meaning assigned to such term in the preamble.

"Assignee" means a transferee of a Membership Interest who has not been admitted as a Substitute Member.

"Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are authorized or required to close.

"Capital Account" means, with respect to any Member, a bookkeeping account maintained by the Company for each Member as defined in Section 704 of the Code, adjusted under Section 3.6.5.

"Capital Transaction" shall mean:

i. Any sale, exchange, transfer, assignment, or other disposition, other than in the ordinary course of the Company's business, of all or any portion of Company Property;

ii. Any financing or refinancing of any Company indebtedness;

iii. The condemnation or deed in lieu of condemnation for all or a portion of the Company Property; or

iv. Any other transaction the proceeds of which are considered capital in nature under generally accepted accounting principles.

"Company" means Relay Management L.L.C., a Nevada limited liability company, and any successors thereto.

"Company Property" means all real and personal property acquired by or contributed to the Company and any improvements thereto, and shall include both tangible and intangible property.

"Contribution" shall mean anything of value which a person contributes to the Company as a prerequisite for or in connection with Membership, including cash, property, or services rendered or a promissory note or other binding obligation to contribute cash or property to perform services.

"Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period.

"Exchange Act" means the Securities Exchange Act of 1934.

"Form of Adherence" means, in respect of an Initial Offering or Subsequent Offering, a subscription agreement or other agreement substantially in the form appended to the Offering Document pursuant to which an Investor Member or an Additional Member agrees to adhere to the terms of this Agreement or, in respect of a Transfer, a form of adherence or instrument of

Transfer, each in a form satisfactory to the Manager from time to time, pursuant to which a Substitute Member agrees to adhere to the terms of this Agreement.

"Governmental Entity" means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

"Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

i. The Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Board;

ii. Gross Asset Value may be adjusted pursuant to Code Sections 734, 743 and/or 754 whenever it is determined by the Board, in consultation with the Company's accountants, that such adjustment is appropriate and advantageous.

"Initial Offering" means the first offering or private placement and issuance of any Membership Interests, other than the Initial Members associated herewith.

"Investor Members" means those Persons who acquire Membership Interests in the Initial Offering or Subsequent Offering pursuant to a Subscription Agreement and their successors and assigns admitted as Additional or Substitute Members.

"Manager" means a person designated by the Members of the Company to manage the day-to-day affairs of the Company.

"Member" means any person or entity whose name is set forth in the first paragraph of this Agreement as a Member or set forth on **Schedule A** to this Agreement or who has been admitted as an Additional or Substitute Member pursuant to the terms of this Agreement. "Members" means all such persons or entities. All references in this Agreement to a "Majority" or a specified percentage of the Members shall mean Members holding more than 50% or such specified percentage, respectively, of the Membership Interest then held by all of the Members. In the absence of reference to a majority or a specified percentage of the Members, a majority of Members is required. Holders of Preferred Membership Interests are not considered Members, have limited voting rights, and are referred to herein as Preferred Members.

"Membership Interest" means a Member's percentage interest in the Company and shall be equal to the quotient, expressed as a percentage, obtained by dividing (a) the total number of Membership Units held by such a Member by (b) the total number of Membership Units held by all the Members. Membership Interest consists of the Member's right to share in Profits, receive Distributions, participate in the Company's governance, approve the Company's acts, participate in the designation and removal of a Manager and receive information pertaining to the Company's affairs. Changes in Membership Interests after the Effective Date, including those necessitated by the admission and Dissociation of Members, will be reflected in the Company's records. The allocation of Membership Interests reflected in the Company's records from time to time is presumed to be correct for all purposes of this Agreement and the Act. Except as provided in this Agreement, no Member may demand a return or all or a portion of,

nor withdraw his, her or its capital contribution. Preferred Members are Holders of Preferred Membership Interests and shall have an equity interest and limited voting rights and are not entitled to vote at any meeting or on any matter of the Company to be voted on pursuant to this Agreement (unless such holder also owns a Common Membership Interest) or as specifically provided in this Agreement.

"Minimum Gain" means minimum gain as defined in sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

"National Securities Exchange" means an exchange registered with the U.S. Securities and Exchange Commission under Section 6(a) of the Exchange Act.

"Net Capital Account" shall mean money or property valued at fair market value contributed by a Member less money or property withdrawn by a Member valued at fair market value.

"Net Cash Flow" shall mean the Net Operating Income of the Company, plus all depreciation and amortization expenses used in determining the Net Operating Income of the Company.

"Net Operating Income" shall mean the amount by which the receipts from operations of the Company exceed operating expenses, depreciation, and amortization.

"Offering Document" means, with respect to any Membership Interests or series, the prospectus, offering memorandum, offering circular, offering statement, offering circular supplement, private placement memorandum or other offering documents related to the Initial Offering of such Interests, in the form approved by the Manager and, to the extent required by applicable law, approved or qualified, as applicable, by any applicable Governmental Entity, including without limitation the U.S. Securities and Exchange Commission.

"Person" means any individual, firm, partnership, corporation, joint venture, limited liability company, estate, trust, business association, Governmental Entity or other entity.

"Preferred Member" means any person or entity whose name is set forth as a Preferred Member on **Schedule A** to this Agreement or who has been admitted as an Additional or Substitute Member pursuant to the terms of this Agreement. "Preferred Members" means all such persons or entities. Holders of Preferred Membership Interests are not considered Members and have limited voting rights.

"Prime Rate" means the rate most recently published in The Wall Street Journal "Money Rates" section as the "Prime" rate. Changes in the Prime Rate shall be effective as of publication thereof. In the event of a discontinuance of the publication of such a rate by The Wall Street Journal, the Prime Rate shall be that reasonably comparable rate which is established as the Prime Rate by the Board.

"Profits" and **"Losses"** shall mean, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period determined in accordance with Code

Section 703(a). For such purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss, with the following adjustments:

i. Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to Treasury Regulations shall be added to such taxable income or loss;

ii. In lieu of the depreciation, amortization, and other cost recovery deductions taken into account when computing such taxable income or loss, there shall be taken into account depreciation for such fiscal year or for the period, computed in accordance herein; and

iii. No gain or loss from any Capital Transaction shall be included in determination of Profits and Losses.

"Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

"**Spousal Addendum**" the issuance of any securities to any Person, admission of any Person as a Member upon the issuance of Membership Interests, or pursuant to any exercise or conversion into Membership Interests, shall be effective only when such Person's spouse, if applicable, has executed and delivered to the Company an "Addendum for Spouses" in the form attached as Exhibit A to this Agreement (or in such form as may be approved by the Manager in its sole discretion), provided however, that the Manager may waive the requirement for execution of a Spousal Addendum in his own discretion.

a. Joinder of Spouses. By executing and delivering the Spousal Addendum, the spouse of each Member who is a natural Person hereby joins in the execution of this Agreement to evidence the binding effect of this Agreement on any community property or other interest he or she may have in any Membership Interests.

"Substitute Member" means an Assignee who has been admitted to all of the rights of the Member or Preferred Member who assigned the Membership Interest, including the rights of a Member to participate in the management of the Company (but only if such Member holds a Common Membership Interest), to information and to consent or approve certain actions of the Company, by a Majority of the Members or other specified percentage, pursuant to this Agreement.

"Taxes" means, unless the context clearly requires otherwise, all taxes properly payable by the Company but shall not include any income taxes payable by a Member.

"Transfer" means, with respect to a Membership Interest, a transaction by which the Record Holder of a Membership Interest assigns such Interest to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

"Transfer Agent" means, with respect to the Units, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for the Units; *provided* that if no Transfer Agent is specifically designated for the Units, the Company shall act in such capacity.

1.2 ***Construction***. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to paragraphs, Articles and Sections refer to paragraphs, Articles and Sections of this Agreement; (c) the term include or includes means includes, without limitation, and including means including, without limitation, (d) the words herein, hereof and hereunder and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (e) or has the inclusive meaning represented by the phrase and/or, (f) unless the context otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (g) references to any Person shall include all predecessors of such Person, as well as all permitted successors, assigns, executors, heirs, legal representatives and administrators of such Person, and (h) any reference to any statute or regulation includes any implementing legislation and any rules made under that legislation, statute or statutory provision, whenever before, on, or after the date of the Agreement, as well as any amendments, restatements or modifications thereof, as well as all statutory and regulatory provisions consolidating or replacing the statute or regulation. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

ARTICLE II - ORGANIZATION

2.1 ***Formation***. On January 31, 2018, Articles of Organization (the "**Articles**") of the Company were filed with the Secretary of State of the State of Nevada to form a limited liability company pursuant to and in accordance with the provisions of Chapter 86 of the Nevada Revised Statutes (N.R.S.) as adopted in the State of Nevada, as amended from time to time, or the Nevada Limited Liability Company Act (the "**Act**"). Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Act.

2.2 ***Name***. The name of the Company is Relay Management L.L.C. The Company may conduct business under that name or any other name approved by the Manager. The Board (as defined below) may change the name of the Company from time to time.

2.3 ***Registered Office; Registered Agent; Principal Office; Other Offices***. Unless and until changed by the Manager in its sole discretion, the registered office of the Company in the State of Nevada shall be located at P.O. Box 230022, Las Vegas, NV 89105, and the registered agent for service of process on the Company in the State of Nevada at such registered office shall be P.O. Box 230022, Las Vegas, NV 89105. Unless otherwise provided, the principal office of the Company shall be located at P.O. Box 230022, Las Vegas, NV 89105 or such other place as the Manager may from time to time designate by notice to the applicable Members. The Company may maintain offices at such other place or places within or outside the State of Nevada as the Manager determines to be necessary or appropriate. The Manager may change the registered office, registered agent or principal office of the

Company at any time and from time to time and shall notify the applicable Members of such change in the next regular communication to such Members.

2.4 ***Purpose and Powers***. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, the development and sale of a mobile application for the transportation industry and engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary, incidental or conducive to the foregoing. The specifications of a particular type of business herein shall not be deemed a limitation on the general powers of the Company. The Company may own such assets as may be necessary to conduct the Company's business and may engage in any other activities or business incidental or related to furthering its general purpose as determined in the opinion of the Manager. The Manager shall be empowered to do any and all acts and things necessary or appropriate for the furtherance and accomplishment of the purposes described in this Section 2.4.

a. Nothing herein contained shall be deemed in any way or manner to prohibit or restrict the right or freedom of any Member separately, as a separate entity apart from the Company, to conduct any business or activity whatsoever; *provided, however*, that the Members covenant and agree not to establish, open, be engaged in, nor in any manner whatsoever become interested, directly or indirectly, as employee, owner, partner, agent, stockholder, director, officer, consultant or otherwise, in any business, trade or occupation which directly competes with the business of the Company during the entire time that they are Members of the Company and for a period of one (1) year after the sale or other disposition of their membership interest in the Company, except as maybe permitted and/or excepted by unanimous consent of the Members, in writing and on a case by case basis.

b. Notwithstanding anything to the contrary contained in this Agreement, it is hereby acknowledged and agreed that the remedy at law for breach of the foregoing covenant not to compete being inadequate, the Company shall be entitled, in addition to such other remedies as it may have, to temporary and injunctive relief for any breach or threatened breach of the covenant without proof of any actual damages that have been or may be caused to it by such breach.

2.5 ***Power of Attorney***. Each Member hereby constitutes and appoints the Manager and, if a Liquidator shall have been selected pursuant to Section 9.4, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

a. Execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including this Agreement and the Articles and all amendments or restatements hereof or thereof) that the Manager (or the Liquidator) determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Nevada and in all other jurisdictions in which the Company may conduct business or own property; (ii) all certificates, documents and other instruments that the Manager or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (iii) all certificates, documents and other instruments (including conveyances and a

certificate of cancellation) that the Manager (or the Liquidator) determines to be necessary or appropriate to reflect the dissolution, liquidation and/or termination of the Company pursuant to the terms of this Agreement; and (iv) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or in connection with other events described in, Article III, Article VI or Article IX;

b. Execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Manager (or the Liquidator) determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; *provided*, that when required by any provision of this Agreement that establishes a percentage of the Members or of the Members of any class, if any, required to take any action, the Manager (or the Liquidator) may exercise the power of attorney made in this Section 2.5(b) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such class, as applicable. Nothing contained in this Section 2.5 shall be construed as authorizing the Manager (or the Liquidator) to amend, change or modify this Agreement except as expressly provided for in this Agreement.

c. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member's Units and shall extend to such Member's heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Manager (or the Liquidator) acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Manager (or the Liquidator) taken in good faith under such power of attorney in accordance with this Section 2.5. Each Member shall execute and deliver to the Manager (or the Liquidator) within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Manager (or the Liquidator) determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

2.6 ***Term***. The Company shall have a perpetual existence pursuant to N.R.S. §86.155, *provided, however*, that the Company shall dissolve, and its affairs shall be wound up, upon the affirmative vote or written agreement of all the Members, or at the election of the Members required for such under this Agreement or upon the occurrence of an event of dissolution under the Act; *provided, further, however*, that upon the occurrence of dissolution under the Act, the Members may elect to continue the Company to the extent permitted under the Act. To the greatest extent permitted by Nevada law, any act or omission to act shall be resolved in favor of a continuation of the Company, without the requirement of liquidation and winding up.

ARTICLE III – MEMBERS AND UNITS

3.1 ***Classes of Units***. The membership interests in the Company shall be represented by units ("Units"). The Units shall be divided into two classes of interests referred to herein as "**Common Interests**" and "**Preferred Interests**" and shall be registered on the books of the Company with the name and address of the Member, the number and class of Units and the date of issue. The Units shall not be certificated. The Common Interests and the Preferred Interests shall be issued in unit increments (each a "**Unit**" and collectively, the "**Units**"). There shall be initially authorized ten million (10,000,000) Units of Common Interests (the "**Common Units**") and five million (5,000,000) Units of Preferred Interests (the "**Preferred Units**"). As of the date of this Agreement, 4,400,000 Common Units have been issued and are outstanding. The Board is authorized to designate that the authorized, but unissued, Preferred Units be divided into and issued from time to time in one or more new series as may be fixed and determined by the Board as provided in Section 3.2 and the designations, preferences and relative, participating, optional or other rights, qualifications, limitations and restrictions of the Preferred Units of each such series shall be such as shall be determined by the Board. The number and type of Units allocated to each Member or Preferred Member, respectively, is set forth on **Schedule A**. By reason of the application of the various provisions of this Agreement, the attributes of each Unit as to the other Units may or may not be identical. The Board shall periodically update **Schedule A** to reflect all sales and transfers of Units made in compliance with the terms of this Agreement. There shall be no limitation on the number or type of Units which may be authorized, issued and/or outstanding at any time, in the sole discretion of the Manager, as to the timing of any such issuance and amount thereof.

3.1.1. Preferred Members. The Preferred Member's Percentage Equity Interest is based upon the relative Capital Contributions of the Preferred Members to total Preferred Interests. The percentage equity interest will be determined by dividing the number of Preferred Units held by a Preferred Member by the aggregate of all issued and outstanding Units of all classes. The percentage of Membership Interests may vary during the course of the year as Membership Interests are transferred or as new Members are admitted and as additional Capital Contributions are made.

3.1.2. Ownership Interests. The Preferred Member's ownership interest shall be calculated by dividing the number of Preferred Units held by the Preferred Member by the aggregate number of all series of authorized Preferred Units outstanding. Preferred Membership Interests shall have an equity interest and limited voting rights and are not entitled to vote at any meeting or any matter of the Company to be voted on pursuant to this Agreement or the Act (unless such holder also owns a Common Membership Interest) or as specifically provided in this Agreement. The Preferred Membership Interests shall be represented by Preferred Units.

3.1.3. Subscription Agreements. Each Person desiring to become a Preferred Member and holder of Preferred Units shall execute and deliver to the Manager a Subscription Agreement and any and all other documents as the Manager shall reasonably request. The Subscription Agreement and all such other documents shall be in form and substance reasonably satisfactory to the Manager; and under which, among other things, the Person shall, subject to the Manager's acceptance of the Person's Subscription Agreement, agree to be bound by all terms and provisions of this Agreement.

3.2 ***Creation of New Series***. Subject to obtaining any consent required under this Agreement, including any consent under Section 5, the Board shall be authorized to create one or more classes or series of Preferred Units with such designations, preferences and relative, participating, optional or other rights, qualifications, limitations and restrictions as shall be fixed by the Board in the

exercise of its sole discretion and reflected in a written action or actions approved by the Board (each a "**Series Designation**").

3.3 ***Warrants***. The Company may issue warrants to purchase Units on such terms as the Board may determine from time to time. **Schedule A** to this Agreement shall set forth all such warrants, and the Board shall update **Schedule A** as required from time to time.

3.4 ***Equity Incentives***. The Board may issue equity-based awards to executives, employees, consultants or the Advisory Board with respect to Units as the Board may determine from time to time. **Schedule A** to this Agreement shall set forth all such equity incentive awards, and the Board shall update **Schedule A** as required from time to time.

3.5 ***Role and Liability of Members.***

3.5.1. Rights or Powers. Except as otherwise set forth in Section 3.5, the Members shall have no rights or powers to take part in the management and control of the Company and its business and affairs.

3.5.2. Liability of Members. Except as otherwise provided in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company. None of the Members, the Managers or any officers, employees, members or agents of a Member or the Company shall be obligated personally for any debt, obligation or liability of the Company solely by reason of the fact that he, she or it:

i. is or was such Member, Manager, or an officer, employee, member or agent of a Member or the Company; or

ii. is or was serving at the request of the Company as a director, officer, partner, venturer, trustee, employee, member, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under the Act or this Agreement shall not be grounds for imposing personal liability on any Member, Manager or any officers, employees, members, or agents of any Member or the Company, for any liabilities of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of the Board or Manager(s).

3.5.3. Indemnification. The Company shall indemnify and hold harmless the Members, the Managers and any officers, employees, members, agents of any Member or the Company, or members of the Advisory Board (individually, in each case, an "**Indemnitee**"), to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether threatened, pending or completed and whether

civil, criminal, administrative, arbitrative or investigative, including without limitation, any appeal to any such claim, demand, action, suit or proceeding and any inquiry or investigation that could lead to such claim, demand, action, suit or proceeding, arising out of or incidental to the business or activities of or relating to the Company and in which any such Indemnitee may be, or may have been, involved, or threatened to be involved, as a party or otherwise, by reason of the fact that he, she or it:

a. is or was a Member, Manager, or an officer, employee, member, or agent of a Member or the Company; or

b. is or was serving at the request of the Company as a director, officer, partner, venturer, trustee, employee, member, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, to the fullest extent permitted under the Act, as the same exists or may hereafter be amended, regardless of whether the Indemnitee continues to be a Member, Manager, or an officer, employee, member, or agent of a Member or the Company, at the time any such liability or expense is paid or incurred; *provided, however*, that this provision shall not eliminate or limit the liability of an Indemnitee:

   i. for any breach of the Indemnitee's duty of loyalty to the Company or its Members; or

   ii. for acts or omissions which involve intentional misconduct, gross negligence or a knowing violation of law.

Any right of an Indemnitee under this Section 3.5.3 shall be a contract right and as such shall run to the benefit of such Indemnitee. Any repeal or amendment to this Section 3.5.3 shall be prospective only and shall not limit the rights of any such Indemnitee, or the obligations of the Company, with respect to any claim arising from or related to the status or the services of such Indemnitee in any of the foregoing capacities prior to any such repeal or amendment to this Section 3.5.3. Such right shall include the right to be paid by the Company expenses incurred in investigating or defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Act, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Act, but the burden of proving such defense shall be on the Company. Neither the failure of the Company to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the Indemnitee is permissible in the circumstances nor an actual determination by the Company that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any Indemnitee, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights conferred above

shall not be exclusive of any other right which any Indemnitee may have or hereafter acquire under any statute, resolution, agreement or otherwise. If authorized by the Board, the Company may purchase and maintain insurance on behalf of any Indemnitee to the full extent permitted by the Act.

3.5.4. Prohibited Acts of Members. During the term of existence of the Company, no Member shall:

i. Use the name of the Company, or any substantially similar name, trademark or trade name adopted by the Company, except in the ordinary course of the Company's business;

ii. Disclose to any non-Member any of the Company's business practices, trade secrets or any other information not generally known to the business community;

iii. Do any other act or deed with the intention of harming the business operations of the Company;

iv. Do any act contrary to this Agreement, except with the prior written approval of all Members;

v. Do any act that would make it impossible to carry on the intended ordinary business of the Company;

vi. Confess a judgment against the Company;

vii. Do any act contrary to the provisions of the Company's Articles of Organization;

viii. Communicate any information regarding the Company's products, services, strategies, operations, inner-workings, or any information without adhering to the Company's Communication Policy or obtaining prior written authorization by the Manager; or

ix. Obligate the Company to any indebtedness.

3.6 ***Capital Contributions***. Concurrently with or prior to the execution of this Agreement, the Members have made an initial contribution to the capital of the Company as reflected on the Company books and records (the "Capital Contribution") in exchange for an interest in the Company in the amount specified on **Schedule A** hereto opposite each Member's name.

3.6.1. Call for Additional Capital Contributions. Provided that the calls for capital are not discriminatory, that is, all Members are permitted to contribute additional capital ("Additional Capital Contribution") to the extent of each Member's Membership Interest in the Company, except certain Members described in Section 3.6, the Board will have the authority to request but not require all Members to contribute additional capital when:

a. additional capital is reasonably needed to pay existing or anticipated expenses of operation and administration; including but not limited to:

   i. debt service for any amounts borrowed by the Company;

   ii. insurance and tax payments;

   iii. costs associated with acquiring, maintaining, selling, leasing, renting or transferring Company Property; or

   iv. tax distributions to the Members.

In any event, a Member will not be obligated to contribute additional capital.

3.6.2. Additional Capital Contributions; Dilution.

a. At the sole discretion of the Manager, the following terms shall apply if a Member (the "**Non-contributing Member**") does not make any Additional Capital Contribution within fifteen (15) days after the request therefor:

i. The Members other than the Non-contributing Member may, but shall not be obligated to, contribute to the Company as Additional Capital Contributions up to the amount not so contributed by the Non-contributing Member (the "**Make-up Additional Contribution**"). No interest will be paid by the Company on any Additional Capital Contributions.

ii. Any Make-up Additional Contribution made under this Section 3.6.2 shall be made in such proportions as the contributing Members agree or, in the absence of agreement, in the ratio of their respective Invested Capital. For the purposes of this Section 3.6.2(a)(ii), "**Invested Capital**" shall be defined as the amount (not less than zero) of a Member's Contribution less any distributions to such Member in such Member's capacity as a Member pursuant to Article VI, Article VII and other applicable provisions of this Agreement. If any Member fails to contribute its proportionate share of the Make-up Additional Contribution within fifteen (15) days of written notice of the Non-contributing Member's decision not to contribute and the amount of the Make-up Additional Contribution required (a "**Non-Electing Member**"), then the remaining Members shall have the sole right thereafter to contribute the Non-Electing Member's share thereof hereunder.

iii. Following any Additional Capital Contribution hereunder with respect to which any Member does not contribute its pro rata share of the Additional Capital Contribution calculated as provided in Section 3.6.2(a)(ii) above, then the Membership Interests of all Members shall be adjusted, without further notice or other action of any kind by any party, as follows: the adjusted Membership Interest of each Member shall be an amount (expressed as a percentage rounded to the nearest one hundredth of one percent) that equals the quotient of (1) all Capital Contributions of such Member made as of the adjustment date divided by (2) the aggregate amount of all Capital Contributions by all Members as of such date.

iv. Dilution of the Membership Interest of a Non-contributing Member shall be the sole remedy of the Company or the other Members against the Non- contributing Member and the Non-contributing Member shall have no other liability for electing not to contribute.

3.6.3. Withdrawal of Capital. No Member may withdraw any part of its capital contribution or receive any distributions from the Company except upon dissolution of the Company

and as specifically provided by this Agreement, *provided, however*, that any withdrawals occurring prior to the execution of this Agreement are hereby ratified, forgiven and shall have no impact on any Member's Membership Interest.

3.6.4. Loans to Company. No Member shall lend or advance money to or for the Company's benefit without the written approval of the Board. If any Member lends money to the Company in addition to its contribution to Company capital, the loan shall be a debt of the Company to that Member, and shall bear a commercially reasonable market rate of interest to be approved in writing by the Board. The Board may, in its sole discretion, settle any such loan by issuing Common Units or Preferred Units of the Company. The liability shall not be regarded as an increase of the lending Member's capital, and it shall not entitle it to any increased share of the Company's net income, distributions or voting rights.

3.6.5. Capital Accounts. An individual capital account (each, a "**Capital Account**") shall be maintained for each Member in accordance with the provisions of Income Tax Regulations, including any Temporary Regulations, promulgated under the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law) (the "**Code**"), as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations) (the "**Treasury Regulations**") section 1.704-1(b)(2). Upon a valid transfer of all or a portion of a Member's Membership Interest, such Member's Capital Account shall carry over to the new owner to the extent it relates to the Membership Interest transferred. No Member shall be permitted to withdraw any portion of their capital contribution without the prior written consent of the Manager. The Company shall revalue the Capital Accounts of the Members and the Section 704(b) basis of each of the Company properties shall be adjusted:

a. upwards or downwards to reflect any unrealized gain or unrealized loss with respect to such Company property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such property for the amount of its fair market value immediately prior to the event giving rise to revaluation under this Section 3.6.5 in accordance with Treasury Regulations Section 1.704(b)(2)(iv)(f) or Company losses and deductions allocated to the Member or the Member's allocable share of any expenditures described in Sections 704 and 705(a)(2)(B) of the Code including any Company organization expenses described in Section 709 of the Code; and

b. at the following times: (i) immediately prior to the contribution of more than a de minimis amount of money or other property to the Company by a new or existing Member as consideration for an interest in the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of money or other property as consideration for an interest in the Company, net of liabilities; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); and (iv) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity or in anticipation of being a Member; *provided, however*, that adjustments pursuant to clauses (i), (ii) and (iv) need

not be made if the Manager determines that such adjustments are not necessary or appropriate to reflect the relative economic interests of the Members.

3.6.6. Dilution. Notwithstanding the foregoing provisions, any Member with Membership Interest in the Company that has been *solely* derived from an Award or Awards pursuant to the Company's Equity Incentive Plan and Award Agreement or Agreements, if adopted, shall not:

i. be considered a Non-contributing Member, nor
ii. be subject to dilution of their Membership Interest or Units as a Non-contributing Member.

However, any Member with Membership Interest in the Company that is derived from any *combination* of an Award Agreement and any other source or sources shall:

iii. be considered a Non-contributing Member, and
iv. be subject to dilution of their Membership Interest as a Non-contributing Member only with respect to the amount of their Membership Interest or Units equal to the Member's total Membership Interest less the Membership Interest derived from an Award Agreement or Agreements.

3.6.7. Dilution Adjustment. In the event of an increase in the number of outstanding Units from issuance of additional Units by the Company, the Membership Interest or Units so Awarded under Section 3.6.6 shall be proportionately increased in value per Unit or number of Units, at the discretion of the Board, so as to maintain the same total value as on the date the Units were so Awarded.

3.7 ***Representations and Warranties***. Each initial Member warrants and represents the following:

a. That it is familiar with the business proposed to be conducted by the Company;

b. That it is has been provided with access to all documents, contracts, and other records relating to the Company.

c. That it has been advised that the Membership Interest may not be sold, transferred, or otherwise disposed of except as provided herein;

d. That it understands that the securities being purchased hereby have not been registered under the Securities Act of 1933 (the "Securities Act"), or any State securities laws, in reliance on an exemption for private offerings and, therefore, the securities cannot be resold unless they are registered under the Securities Act and applicable State securities laws or unless an exemption from such registration is available;

e. That it is a "sophisticated investor" with substantial prior experience in high-risk business investments and is aware of and familiar with the risks associated with a private limited liability company and would qualify as an "accredited investor" as such is defined in Rule 501 of Regulation D, as enacted pursuant to Sections 3(b) and 4(2) of the Securities Act;

f. That he, she, or it is acquiring the Membership Interest for his, her, or its own account, for investment only and with no intention of distributing, reselling, pledging, or otherwise disposing of his Interest;

g. That it understands that all projections and financial or other materials which it may have been furnished are not based on historical operating results, because no reliable results exist, and are based only upon estimates and assumptions which are subject to future conditions and events which are unpredictable and which may not be relied upon in making an investment decision;

h. That it is familiar with the type of investment which the Membership Interest in the Company constitutes and has reviewed the acquisition of the Interest with the appropriate tax and independent legal counsel and investment representatives to the extent the Member deems necessary; and

i. That the covenants contained herein are true and correct as of the date of this Agreement.

ARTICLE IV – REGISTRATION AND TRANSFER OF INTERESTS

4.1 ***Maintenance of a Register***. Subject to the restrictions on Transfer and ownership limitations contained herein:

a. The Company shall keep or cause to be kept on behalf of the Company a register that will set forth the Record Holders of each of the Membership Interests and information regarding the Transfer of each of the Membership Interests. The Manager is hereby initially appointed as registrar and transfer agent of the Membership Interests, provided that the Manager may appoint such third-party registrar and transfer agent as it determines appropriate in its sole discretion, for the purpose of registering Membership Interests and Transfers of such Membership Interests as herein provided.

b. Upon acceptance by the Manager of the Transfer of any Membership Interest, each transferee of a Membership Interest (i) shall be admitted to the Company as a Member with respect to the Membership Interests so transferred to such transferee when any such Transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement by completing a Form of Adherence, or any other equivalent instrument as determined by the Manager providing all the information to satisfy itself as to anti-money laundering, counter-terrorist financing and sanctions compliance matters, to the reasonable satisfaction of the Manager, (iii) shall become the Record Holder of the Membership Interests so transferred, (iv) grants powers of attorney to the Manager and any Liquidator of the Company and each of their authorized officers and attorneys in fact, as the case may be, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The Transfer of any Membership Interests and the admission of any new Member shall not constitute an amendment to this Agreement, and

no amendment to this Agreement shall be required for the admission of new Members.

c. Nothing contained in this Agreement shall preclude the settlement of any transactions involving Interests entered into through the facilities of any National Securities Exchange or over-the-counter market on which such Interests are listed for trading, if any.

4.2 ***Prohibitions on Assignment of Interest; New Members***. Any other provision of this Agreement to the contrary notwithstanding, each Member agrees that such Member will not sell, assign or otherwise transfer its Membership Interest in the Company to any Person except as set forth in this Article IV.

4.2.1. General Restriction. No Member shall make any transfer, gift, assignment, sale, pledge, encumbrance or other disposition (each a "**Disposition**") unless the Disposition is made in accordance with the provisions of this Article IV. Any Disposition contrary to the provisions of this Article IV shall be void. None of the Members may Dispose of any Units, except (i) for Dispositions to Permitted Transferees (as defined below) pursuant to Section 4.2.2 or (ii) Dispositions made pursuant to Section 4.3, Section 4.4, Section 4.5 or Section 4.6. The Members agree that any proposed Disposition or offer of Disposition contrary to the provisions of this Article IV would result in irreparable harm to the Company and the other Members, and that the Company and the other Members shall each accordingly be entitled to injunctive relief in any court or other forum of competent jurisdiction for the purpose of restraining or rescinding such Disposition or offer of Disposition. This remedy shall be in addition to and not exclusive of any other remedy available to the Company or the other Members at law or in equity or pursuant to any other provision of this Agreement.

4.2.2. Dispositions to Permitted Transferees. A Member shall be entitled to Dispose of all or any part of such Member's Units (whether now owned or hereafter acquired) to the following Persons (each, a "**Permitted Transferee**"), if the transferee agrees in writing to be bound by the provisions of this Agreement and the transfer to such Permitted Transferee will not adversely affect the tax consequences for any Member (except for the transferring Member) or for the Company, as determined in the reasonable judgment of the Manager:

i. the spouse, immediate family members and lineal descendants of such Member and any spouse thereof,

ii. a trust for the benefit of any of the foregoing,

iii. a partnership or other entity all of the owners of which are included within the foregoing,

iv. in the case of a Member which is not an individual, to one or more of its subsidiaries in which it owns more than 50% of the outstanding voting equity interests, an affiliate, or to a Person succeeding it by merger, consolidation or the purchase of substantially all of its assets, or to a Person owning more than 50% of the outstanding voting equity interests in it,

v. to any other existing Member, or

vi. to any other third-party with the consent of the Company, not to be unreasonably withheld.

In the case of clause (iv) above, such transferred Units will be reacquired from such subsidiary by the parent before any Disposition is made by such parent of any shares of such subsidiary which

would result in ownership by such parent of 50% or less of the outstanding voting equity interests of such subsidiary. Any such Permitted Transferee shall not become a Member unless all of the provisions of Section 4.8 have been satisfied.

4.3 ***Right of First Refusal***. Except for Dispositions to Permitted Transferees described in Section 4.2, no Member may Dispose of all or any portion of his, her or its Units without first complying with the provisions of this Section 4.3. Any attempted Disposition of a Member's Units, or any part thereof, not in compliance with this Section 4.3 is null and void *ab initio*.

4.3.1. If a Member (for purposes of this Section 4.3, the ("**Selling Member**") wishes to sell, transfer or assign his, her or its Units in the Company or any portion thereof through a voluntary sale, the Selling Member shall first notify the Company, in writing, of the identity of the proposed purchaser or purchasers, the number of Units to be sold (the "**Offered Units**"), and the proposed price and terms of sale. Once such notice is given, it is irrevocable. The Company shall thereupon have a right of first refusal to purchase the Offered Units at the price and on the terms proposed to, or offered by the proposed purchaser or purchasers. No Member shall encumber his, her or its Units without the prior written consent of the Board which may be conditioned as the Board determines in its sole discretion.

4.3.2. The Company shall give written notice to the Selling Member of its commitment to exercise its right of first refusal within thirty (30) days following receipt of the notice from the Selling Member. The Company's notice of commitment shall specify the amount of the Offered Units it is committing to purchase. If the Company does not exercise its right to purchase, or if it exercises its right to purchase with respect to less than all of the Offered Units, the Company shall notify the Selling Member and the other Member(s) in writing, within such thirty (30) days, providing such other Member(s) with a copy of the Selling Member's original notification and a copy of the Company's notice of commitment with respect to its right of first refusal. The other Member(s) shall have the right to purchase any of the Offered Units not purchased by the Company at the same price and terms as were available to the Company. In order to exercise such purchase rights, the other Member(s) (for purposes of this Section 4.3, the "**Purchasing Member(s)**") shall, within thirty (30) days after receiving notice from the Company that it is committed to purchase none or less than all of the Offered Units, deliver to the Company and the Selling Member a written notice of commitment to exercise the right to purchase so many of the Offered Units as such Member may desire to purchase. If the total number of the Offered Units that the Purchasing Member(s) desire to purchase exceeds the amount of the Offered Units, each such Purchasing Member(s) shall have priority, up to the amount of the Offered Units set forth in his written election, to that fraction of the Offered Units in which the numerator is the interest in the Company owned by the Purchasing Member(s) giving notice of commitment to purchase and the denominator is the amount of the interests in the Company owned by all Purchasing Members giving notice of commitment to purchase (the "**pro rata share**"). Should any of the Purchasing Member(s) desire to purchase Offered Units in excess of such Purchasing Member's pro rata share, and should any such Offered Units remain after allocation to each Purchasing Member of the lesser of: (i) the percentage of the Offered Units that such Purchasing Member has elected to purchase, or (ii) such Member's pro rata share of the available Offered Units; then, unless the Purchasing Member(s) desiring such remaining Offered Units agree upon some other basis for allocation, any such remaining Offered Units shall be allocated to the remaining Purchasing Member(s) desiring to purchase the remaining Offered Units, pro rata based on that fraction of the remaining Offered Units in which the numerator is the interest in the Company owned by the remaining Purchasing Member giving notice of commitment to purchase, and the denominator is the number of Units owned by all remaining Purchasing Member(s) giving notice of commitment to purchase the remaining Offered Units, until all of the Offered Units

have been purchased or all of the remaining Purchasing Member(s) have purchased all of the remaining Offered Units which they elected to purchase. The Selling Member and all Purchasing Member(s) shall execute such documents and instruments as may be necessary or appropriate to effect the sale of the Offered Units pursuant to the terms of this Section 4.3.

4.3.3. If the Company and/or the other Member(s) do not give written notice of aggregate commitments to exercise the right to purchase, within the time period provided herein, with respect to all of the Offered Units, the Company and/or the other Member(s) shall not be entitled to purchase any of the Offered Units, and the Selling Member shall then be free for a period of ninety (90) days thereafter to sell the all of the Offered Units, to the same purchaser or purchasers, at the same price and on the same terms as set forth in the Selling Member's notice of intended sale. If such sale is not consummated within such ninety (90) days, the Offered Units may not be sold by the Selling Member without again complying with the provisions of this Section 4.3.

4.3.4. After giving any written notice, the Selling Member shall have no right to participate, as a Member or member of the Board, in the Company's decision on whether or not to purchase the Offered Units. In the event of such required participation, the Selling Member agrees to cooperate with the Board and the other Member(s) in every reasonable way to effectuate the purposes of this Agreement. Except as provided herein, the Selling Member shall be bound by the restrictions and limitations imposed by this Agreement after any notice of Offered Units is given and whether or not any such sale actually occurs.

4.3.5. Notwithstanding any other provision contained in this Agreement, any transferee, other than to an existing Member or Permitted Transferee, of a Member's Units, or any portion thereof without first obtaining the consent of the Board and otherwise complying with Section 4.8, is an assignee, but not a Substitute Member. An assignee shall have no right to participate in the management of the business and affairs of the Company, or to become a Member, or obtain any of the voting and other rights of Members described herein. The assignee is only entitled to receive the share of profits or other compensation by way of income, and the return of contributions to which the transferor Member would otherwise be entitled. An assignee, however, shall be subject to all of the terms, conditions, restrictions and obligations of this Agreement. Any such transferee shall execute and deliver to the Company a written assumption agreement in a form satisfactory to the Company, which assumption agreement shall contain an agreement by the transferee to be bound by all the terms and conditions and to assume all obligations of the transferring Member under this Agreement.

4.4 ***Co-Sale Rights***. If any Member, acting alone or in concert with other Members or other holders of Units (collectively, the "**Co-Sale Sellers**"), shall propose to Dispose of at least ten percent (10%) of the then-outstanding Units to a purchaser or related group of purchasers (excluding Dispositions to Permitted Transferees) in a single transaction or related series of transactions, then each Member who is not a Co-Sale Seller shall have the right to require, as a condition to said Disposition, that the purchaser or purchasers purchase, on the same terms and conditions and at the same price per Unit as offered to the Co-Sale Sellers, that number of Units equal to the product obtained by multiplying (x) the aggregate number of Units proposed to be sold by the Co-Sale Seller(s) by (y) a fraction, the numerator of which is the number of Units at the time owned by each Member exercising rights under this Section 4.4, and the denominator of which is the aggregate number of Units at the time owned by the Co-Sale Sellers and the Members exercising rights under this Section 4.4, and the number of Units to be sold by the Co-Sale Sellers shall be reduced accordingly.

4.5 ***Drag-Along Rights***. If at any time the Members, acting alone or in concert with other

Members (collectively, "**Drag-Along Sellers**") shall propose to sell, transfer or assign Units to a purchaser or related group of purchasers (excluding Permitted Transferees), in a single transaction or related series of transactions, constituting fifty percent (50%) or more of the then outstanding Units, the Drag-Along Sellers shall have the right to require that all other Members or other holders of Units sell, on the same terms and conditions and at the same price per Unit as offered to the Drag-Along Sellers, that percentage of the Units of each such Member or other holder of Units as equals the percentage of all Units owned by the Drag-Along Sellers which are included in such transaction.

4.6 ***Sale Transaction***. The Members agree that if at any time a Majority of Members notify the Members in writing (a "**Sale Transaction Notice**") of the desire to consummate a Sale Transaction with respect to the Company, specifying the price at which it would be willing to consummate such a Sale Transaction, then each Member shall use its respective reasonable best efforts to take all such actions as may be necessary to effect such a Sale Transaction, with respect to the Company and its subsidiaries, if any. With respect to a Sale Transaction, the Members shall use such reasonable best efforts to effect such Sale Transaction, including voting their Units in favor of such Sale Transaction, tendering their Units, if applicable, to the purchaser thereof upon payment therefor and consenting to the retention by the Company of an investment banker reasonably satisfactory to the Board to market the Company. In any such Sale Transaction, the consideration paid per Unit shall be the same for each Unit or, if there exists more than one class of Units, then the consideration paid per Unit shall be the same for each Unit of the same class. As soon as practicable following the completion of any such Sale Transaction, the Company shall distribute to the Members the net proceeds of such Sale Transaction, after the satisfaction of all obligations of the Company and its subsidiaries, including indebtedness for borrowed money and the costs and expenses incurred in connection with such Sale Transaction. If a Member should fail to deliver any requisite documentation or take any requisite action in order to effectuate the Sale Transaction, said Member hereby grants to the Company, and any representative designated by the Board without further action, a limited irrevocable power of attorney to effect such Sale Transaction on behalf of such Member, which power of attorney shall be deemed to be coupled with an interest. For purposes of this Section 4.6, "**Sale Transaction**" means a transaction including the sale of all or substantially all of the entire business of the Company, including all of its subsidiaries, if any, whether by sale of the Units of the Company, sale of the equity interests in any subsidiaries, sale or lease of assets of the Company and/or its subsidiaries, merger or other business combination, or any combination of the foregoing and includes, without limitation, any transaction for which Section 4.5 applies.

4.7 ***Duration of Section 4.3 through Section 4.6***. The provisions of Section 4.3, Section 4.4, Section 4.5 and Section 4.6 of this Agreement shall be in effect only until the date, if any, on which the sale of Units pursuant to the first registration statement filed by the Company (or any affiliate or successor thereof formed for the purpose of effecting such registration) with the Securities and Exchange Commission for purposes of registering for sale any Units (or interests in such a successor or affiliate) in a firm commitment underwritten public offering under the Securities Act of 1933, as amended, is consummated, or such other date as the Board and a Majority of Members may determine.

4.8 ***Additional or Substitute Member***.

4.8.1. A Person will be admitted to the Company as an additional or Substitute Member if, and only if, the following conditions are satisfied:

i. The admission of such Person (a) shall have been consented to by the Manager, or (b) the Person shall have received its interest in compliance with this Article

IV and provided all relevant evidence of such fact, and such other information reasonably required by the Manager, to the Manager;

ii. The Person shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart hereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as Member;

iii. The assignor and assignee shall pay all costs and fees incurred by the Company to effect the transfer and addition or substitution; and

iv. Such admission will not cause a violation of Article IV of this Agreement.

4.8.2. Unless named in this Agreement, or unless admitted to the Company pursuant to Section 4.8.1, no Person shall be considered a Member. If an assignee or transferee of a Member does not become a Member pursuant to Section 4.8.1, the assignee shall not have any rights to require any information on account of the Company's business, to inspect the Company's books, or to vote on or otherwise take part in the affairs of the Company. An Assignee who is not a Member shall not have the right to vote at any meeting of Members.

4.8.3. Each time a Person is added as a Member of the Company pursuant to this Section 4.8, the Board shall cause **Schedule A** to be amended to reflect such new Member and such new Member's address and the number of Units held by such new Member. Upon any such amendment, the Board shall distribute a copy of the amended **Schedule A** to all of the Members within ninety (90) days or as soon as reasonably practicable.

4.9 ***Additional Restrictions on Transfers***. No transfer or assignment of Units shall be made if such disposition would (i) cause the Company to be treated as an association taxable as a corporation (rather than a partnership) for federal income tax purposes; (ii) violate the provisions of any federal or state securities laws; or (iii) violate the terms of (or result in a default or acceleration under) any law, rule, regulation, agreement or commitment binding on the Company or any entity in which the Company owns an interest.

4.9.1. Non-Registration of Securities. The ownership and transfer of a limited liability company interest is further subject to the following disclosure and condition:

THE MEMBERSHIP INTERESTS OF RELAY MANAGEMENT L.L.C. HAVE NOT, NOR WILL BE, REGISTERED OR QUALIFIED UNDER FEDERAL OR STATE SECURITIES LAWS. THE MEMBERSHIP INTERESTS OF RELAY MANAGEMENT L.L.C MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS SO REGISTERED OR QUALIFIED, OR UNLESS AN EXEMPTION FROM REGISTRATION OR QUALIFICATION EXISTS. THE AVAILABILITY OF ANY EXEMPTION FROM REGISTRATION OR QUALIFICATION MUST BE ESTABLISHED BY AN OPINION OF COUNSEL FOR THE OWNER THEREOF, WHICH OPINION OF COUNSEL MUST BE REASONABLY SATISFACTORY TO RELAY MANAGEMENT L.L.C.

4.9.2. Conditions of Transfer of Member's Interest. Subject to any restrictions on transferability required by law or contained elsewhere in this Agreement, all transfers of Company

interests shall be subject to the following restrictions, conditions, terms, duties, and obligations:

i. Each Member agrees that he will, prior to the time the Board consents to an assignment of any Membership Interest by that Member, pay all reasonable expenses, including attorneys' fees, incurred by the Company in connection with such assignment.

ii. Each of the Members, by executing this Agreement, hereby covenants and agrees that he will not, in any event, sell or distribute any Membership Interest unless, in the opinion of counsel to the transferee (which counsel and opinion shall be satisfactory to counsel for the Company), such interest may be legally sold or distributed in compliance with then applicable federal and state statutes.

iii. Anything herein to the contrary notwithstanding, both the Company and the Board shall be entitled to treat the transferor of a Membership Interest as the absolute owner thereof in all aspects, and shall incur no liability for distributions made in good faith to him, until such time as a written assignment that conforms to the requirements of this Article IV has been received by the Company and accepted by the Board.

4.10 ***Buy-Out Provisions***. In the event any of the founding Members listed in **Schedule A** to this Agreement (a "**Termination Member**"):

i. Ceases to be associated with the Company for any reason, including, without limitation, termination with cause, termination without cause, retirement or resignation of the Terminating Member, or

ii. In the event a founding Member obtains a divorce and a portion or all of such Member's Membership Interest is awarded or otherwise transferred to such Member's spouse (each a "**Termination Event**"), Company shall have the right to purchase the Terminating Member's entire membership interest in the Company.

A sole exception to this Buy-Out Provision shall be the death of a Termination Member. In such a case, the Termination Member shall have the right to dispose of their Membership Interest, in writing and according to their wishes, as long as such disposition is acceptable to both the Board and to the Company's designated counsel. If this occurs, the heir or designee of the Termination Member shall assume the role of Terminating Member for the execution of this Section 4.10 and related matters. If such disposition would violate federal, state or local law regarding the same, then the Buy-Out Provision described in this Section 4.10 will govern, remaining in full force and effect for the disposition of the deceased Termination Member's Membership Interest. Company shall notify Terminating Member, in writing within thirty (30) days following the Termination Event, of its decision to purchase Terminating Member's Membership Interest for an agreed upon amount, or if no amount can be agreed upon, the fair market value of such interest, taking into consideration:

i. Valuation methodologies that use revenues, cash flows, assets and liabilities; and

ii. Any discounts for minority interests (the **"Fair Market Value")**, as determined by an independent qualified appraiser appointed by the Company and the Terminating Member.

If the Company and Terminating Member cannot agree upon an appraiser within thirty (30) days following the first notification of the name of an acceptable appraiser from either party, then the Fair Market Value shall be determined by two independent qualified appraisers, one selected by Company and one selected by Terminating Member, Company and Terminating Member shall each designate an appraiser within twenty (20) days following the expiration of the previous thirty (30) day period during which an acceptable single appraiser was to be chosen. Each appraiser shall separately determine the Fair Market Value. If upon a comparison of the two appraisals, the higher appraisal is less than one hundred and fifteen percent (115%) of the lower appraisal, the Fair Market Value shall be the average of the two appraisals. If the higher appraisal is more than one hundred and fifteen percent (115%) of the lower appraisal, then the Fair Market Value shall be determined by three appraisers. The third appraiser shall be chosen by the two appraisers within two (2) business days after the comparison has been made. Within ten (10) days after the selection of the third appraiser, the third appraiser shall make an appraisal of the Fair Market Value and the two closest appraisals of the Fair Market Value shall be added together and divided by two to determine the amount of the Fair Market Value; provided however, if the difference between the highest appraisal and the middle appraisal and the difference between the lowest appraisal and the middle appraisal are the same, the three appraisals shall be added together and divided by three to determine the amount of the Fair Market Value. The Company and the Terminating Member shall each pay the costs and fees of their respective appraisers, and the costs and fees of a third appraiser, if any, shall be borne equally between the Company and the Terminating Member. Within forty-five (45) days after the determination of the Fair Market Value, the Company shall deliver to the Terminating Member an amount equal to the Fair Market Value and the Terminating Member shall immediately assign all of its right, title and interest in the Terminating Member's Membership Interest to Company.

ARTICLE V – MANAGEMENT

5.1 ***General***. Subject to the terms and conditions set forth herein, including Section 5.5 below, responsibility for the management and operation of the business, including the responsibility to conduct the day-to-day affairs and manage properties of the Company, shall be vested in a Board of Managers of the Company (the "**Board**") and the person(s) constituting the Board shall be the "manager(s)" of the Company for all purposes of the Act (the "**Manager(s)**"). The Manager and each Member shall devote whatever time or effort as he, she or it deems appropriate for the furtherance of the Company's business. Our Manager and our officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

5.2 ***Appointment, Removal, Withdrawal and Admission of Managers***. Managers shall be appointed by the holders of a majority of the outstanding Units voting together as a single class (a "**Majority of Members**") as set forth in this Section 5.2. The number of Managers constituting the entire Board shall be one (1), or such greater or lesser number as the Board shall determine from time to time. A Manager need not be a Member of the Company. The initial Manager shall be Stanley K. Chomer. The Manager shall hold office until his respective successor is chosen and duly qualified in accordance with this Section 5.2. The Manager may assign its rights under this Agreement in its entirety or delegate certain of its duties under this Agreement to any of its Affiliates without the approval of the

Members so long as the Manager remains liable for any such Affiliate's performance, and with the approval of legal counsel evidenced by an opinion.

5.2.1. Cessation. A person shall cease to be a Manager upon removal or withdrawal in accordance with Section 5.2.2 and Section 5.2.3 hereof, dissolution, legal incapacity, bankruptcy, death, adjudication of incompetence or any of the other events set forth in the Act and all of such Manager's rights and powers as a Manager shall be terminated, and such person shall cease to be a Manager. The remaining members of the Board, if any, shall have the right to continue the business of the Company.

5.2.2 Removal of a Manager. Upon the written consent or affirmative vote of Members owning greater than 85% of the then outstanding Company Membership Interests, any Manager may only be removed if, simultaneously with such removal, a Successor Manager is elected by the Members owning greater than 85% of the then outstanding Company Membership Interests. A Manager who ceases to be a Manager will not be personally liable for the debts or obligations of the Company incurred following the termination of his or her or its service as a Manager. Written notice of such determination setting forth the effective date of such removal shall be served upon the Manager, and as of the effective date, shall terminate all of such person's rights and powers as a Manager.

5.2.3. Withdrawal of a Manager. Upon thirty (30) days' notice to the Members, any Manager may withdraw as a Manager at any time.

5.2.4. Election of New Managers. In the event any person ceases to be a Manager as set forth above, and as a consequence thereof the Company has no Manager, or the Board possesses fewer than one (1) member, the Members shall designate a new Manager by an affirmative vote of a Majority-in-Interest of the then outstanding Membership Interests in the Company, in order to restore the Board to its full measure of one (1) sitting member.

5.2.5. Amendment to the Articles of Organization of the Company. In the event a Manager is unwilling or unable to sign a required amendment to the Articles of Organization of the Company as evidence of withdrawal, substitution or addition of a Manager, the amended Articles may be signed by:

a. Any successor(s) elected by the Members or as otherwise designated by the Operating Agreement; or

b. If but one Manager was serving, and who ceases to serve for any reason, by the new Manager, as substitute or successor, and at least 50% of the then-extant interests of the Members.

Each Manager serving or to serve in the capacity of a Manager does hereby appoint its successor, (or if there is more than one Manager serving at the time a Manager shall refuse or be unable to act, the remaining Manager) as its attorney-in-fact, to sign the amended certificate on its behalf.

5.2.6. Termination of Executory Contracts with the Terminated Manager or Affiliates. All executory contracts between the Company and a Manager may be terminated by the Company effective upon sixty (60) days' prior written notice of such termination to the Manager. The removed Manager thereof may also terminate and cancel any such executory contract effective upon sixty (60) days' prior written notice of such termination and cancellation given to the Company

5.3 ***Manager Authority***. Except as may otherwise be required by law, the determination as to any of the following matters, made in good faith by or pursuant to the direction of the Manager consistent with this Agreement, shall have the power and authority on behalf of the Company and without a vote of the Members being necessary to do and perform all acts as may be necessary or appropriate to conduct Business and shall be final, conclusive and binding upon the Company and every holder of Units: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of distributions; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any matter relating to the acquisition, holding and disposition of any assets by the Company; the evaluation of any competing interests among the Company and its Affiliates and the resolution of any such conflicts of interests; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Agreement or otherwise to be determined by the Manager.

5.4 ***Board Meetings***. The Company may hold meetings of the Board from time to time at the Company's principal offices or such other place as the Board shall designate. The Board shall meet as and when the Manager or a majority of the Managers deem necessary. Such meetings shall be noticed, held and conducted in accordance with the following provisions.

5.4.1. Notice. Regular meetings of the Board may be held at any time or date which has been designated by the Board and publicized among all Managers, either orally or in writing, including a voice-messaging system or other system designated to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for a regular meeting of the Board. Notice of the time and place of all special meetings of the Board shall be in writing by facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any Manager by attendance thereat, except when the Manager attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

5.4.2. Quorum and Voting. A quorum of the Board shall consist of a majority of the exact number of Managers fixed from time to time by the Board in accordance with Section 5.2; *provided, however,* that at any meeting, whether a quorum be present or otherwise, a majority of the Managers present may adjourn from time to time until the time fixed for the next regular meeting of the Board, without notice other than by announcement at the meeting. All questions and business at a meeting at which a quorum of Managers is present shall be determined by the affirmative vote of a majority of the Managers present at the meeting, unless a different vote be required by law, the Articles or this Agreement.

5.4.3. Meetings by Electronic Communication Equipment. Any Manager may participate in a meeting by means of conference telephone or other communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

5.4.4. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if a majority of the Managers, consent thereto in writing or by electronic transmission (including by electronic mail), and such writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board. Such consent shall be treated for all purposes as the act of the Board.

5.4.5. Authority of the Board and Manager. Subject to the provisions of this Agreement that require the consent or approval of one or more Members, the Board shall have the exclusive power and authority to manage the business and affairs of the Company and to make all decisions with respect thereto, without the consent of any other Member(s). Except as otherwise expressly provided in this Agreement, the Board or persons designated by the Board, including individual Managers or officers and agents appointed by the Board, shall be the only persons authorized to execute documents which shall be binding on the Company. To the fullest extent permitted by the Act, but subject to any specific provisions hereof granting rights to Members, the Board shall have the power to perform any acts, statutory or otherwise, with respect to the Company or this Agreement, which would otherwise be possessed by the Members under the Act, and the Members shall have no power whatsoever with respect to the management of the business and affairs of the Company. The power and authority granted to the Board hereunder shall include all those necessary, convenient or incidental for the accomplishment of the purposes of the Company and the exercise of the powers of the Company set forth in this Agreement and shall include the power to make all decisions with regard to the management, operations, assets, financing and capitalization of the Company, including the power and authority to

i. Selecting, consulting, retaining or dismissing service providers, officers, attorneys, accountants, brokers, investment bankers, independent contractors, employees, agents, other advisors and/or consultants, with the delegation to such persons duties to manage or supervise any of the assets or operations of the Company, and the determination of their compensation or other terms of employment, retention or hiring, and the payment of fees, expenses, salaries, wages and other compensation to such Persons;

ii. Opening any bank, trust, or other deposit accounts and operations thereunder;

iii. Borrowing money, obtaining credit, issuing notes and debentures and securing the obligations undertaken in connection therewith with mortgages on, pledges of and security interests in all or any portion of the real or personal property of the Company;

iv. Making investments in or the acquisition of securities or assets of any Person;

v. The issuance by the Company of any additional Units or the addition of a new Member;

vi. Giving guarantees and indemnities;

vii. Negotiating, entering into, executing and performing any and all kinds of contracts, agreements, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance and

operation of the Company, whether in the ordinary course of business or otherwise;

viii. Forming subsidiaries or joint ventures;

ix. All actions and procedures in connection with compromising, arbitrating, adjusting and litigating claims in favor of or against the Company;

x. Consulting, hiring, or terminating the independent public accountant or accountants for the Company;

xi. Making all tax and accounting elections and determinations, including tax filings;

xii. Hiring or termination of the senior management members of the Company;

xiii. Entering into Subscription Agreements with Investor Members;

xiv. Depositing funds of the Company in a Company account or accounts in trust or bank (or in multiple thereof) accounts as approved by the Board; withdrawals from such trust or bank accounts shall be made only by parties previously and expressly authorized by the Board in writing;

xv. Acquiring land, buildings, or any other interest in real estate;

xvi. Acquiring by purchase, leasing, or otherwise, any personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

xvii. Caring for and distributing funds to the Members by way of cash, income, return or capital or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or in this Agreement;

xviii. Selling, renting, leasing, transferring or otherwise Company Property or any part or parts thereof;

xix. Waiving any condition or other matter by the Company;

xx. Entering into or listing agreements with any National Securities Exchange or over-the-counter market and the delisting of some or all of the Membership Interests from, or requesting that trading be suspended on, any such exchange or market, if applicable;

xxi. Issuing, selling, or otherwise disposing, and purchasing or other acquisition, of Membership Interests or options, rights or warrants relating to Membership Interests;

xxii. Registering any offer, issuance, sale or resale of Membership Interests or other securities or any series issued or to be issued by the Company under the Securities Act and any other applicable securities laws (including any resale of Membership Interests or other securities by Members or other security holders);

xxiii. Preparing all offering and related documents, and obtaining all required regulatory approvals of such documents related to any offering.

xxiv. Preparing and approving all marketing materials to be used by the Company or others related to any offering.

xxv. Selecting any transfer agent or depositor for any securities of the Company or any series, and the entry into such agreements and provision of such other information as shall be required for such transfer agent or depositor to perform its applicable functions;

xxvi. Evaluating and approving potential asset dispositions, sales, or liquidity transactions;

xxvii. Structuring and negotiating the terms and conditions of transactions pursuant to which the assets of the Company may be sold, provided that no lease, transfer, assignment or other disposition of all or substantially all of the Company's assets may be effected without the prior approval of a majority of the then issued and outstanding Units.

xxviii. Instituting, prosecuting, defending, settling, compromising, and dismissing lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company or the Members in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or other advisors in connection therewith; or

xxix. Considering, authorizing or performing other matters as provided by resolution of the Board, all at the expense of the Company.

5.4.5.a. Manager Liability for Certain Acts. The Manager shall perform the duties as Manager in good faith, in a manner reasonably believed to be in the best interests of the Company. A Manager who so performs the duties as Manager shall not have any liability to the Company or the other Members by reason of being or having been a Manager of the Company. The Manager does not, in any way, guarantee the return of the Capital Contributions of any Member or Assignee, or a profit from the operations of the Company. The Manager shall not be liable to the Company or to any Member or Assignee for any loss or damage sustained by the Company or any Member or Assignee, unless the loss or damage shall have been the result of fraud, deceit, gross negligence or willful misconduct. If any Manager incurs a debt or obligation on behalf of the Company, or takes any action beyond such Person's authority as set forth in this Operating Agreement, such Manager shall be solely responsible for any and all resulting damages to the Company and to the other Members.

5.5 ***Delegation of Authority***. The Board by vote or resolution shall have the power to appoint officers and agents to act for the Company with such titles, if any, as the Board deems

appropriate and to delegate to such officers or agents such of the powers as are granted to the Board hereunder, including the power to execute documents on behalf of the Company, as the Board may in its sole discretion determine; *provided, however*, that no such delegation by the Board shall cause the persons constituting the Board to cease to be the "managers" of the Company within the meaning of the Act. The officers so appointed may include persons holding titles such as Chairman, Chief Executive Officer, Chief Operating Officer, President, Chief Financial Officer, Executive Vice President, Vice President, Treasurer, Controller, Secretary or Assistant Secretary. Unless the authority of the officer in question is limited in the document appointing such officer or is otherwise specified by the Board, any officer so appointed shall have the same authority to act for the Company as a corresponding officer of a Nevada corporation would have to act for a Nevada corporation in the absence of a specific delegation of authority; *provided, however*, that unless such power is specifically delegated to the officer in question either for a specific transaction or generally, no such officer shall have the power to:

i. Lease or acquire real property;

ii. Borrow money, issue notes, issue debentures, issue securities, issue equity or other interests of or in the Company;

iii. Make investments in (other than the investment of surplus cash in the ordinary course of business) or to acquire securities or assets of any Person;

iv. Give guarantees or indemnities;

v. Merge, liquidate or dissolve the Company; or

vi. Sell, transfer or lease all or any substantial portion of the assets of the Company.

The initial officers of the Company, which may be removed by the Board with or without cause, are as follows:

Chief Executive Officer and President – Stanley K. Chomer
Corporate Secretary – Angelica Chomer

5.6 ***Major Decisions***. Notwithstanding anything to the contrary in this Agreement, authority to take the following actions (each, a "Major Decision") shall require the approval of the Board and a Majority of Members:

i. Any amendment to this Agreement or the Articles;
ii. The sale, lease, or transfer of all or substantially all of the Company's assets;
iii. The merger or consolidation of the Company with another entity; or
iv. The dissolution, winding up or liquidation of or filing by the Company of a petition for bankruptcy, insolvency, reorganization or other similar matter under any federal or state law.

5.7 ***Waiver of Self-Dealing***. The Board shall have the authority to enter into any transaction on behalf of the Company despite the fact that another party to the transaction may be (1) a trust of which a Member or Manager is a trustee or beneficiary; (2) an estate of which a Member or Manager

is a personal representative or beneficiary; (3) a business controlled by one or more Members or Manager(s), or a business of which any Member or Manager is also a director, officer or employee; (4) any affiliate, employee, stockholder, associate, Manager, partner, member or business associate; (5) any Member, acting individually; or (6) any relative of a Member or Manager; *provided, however*, that the terms of the transaction are no less favorable than those the Company could obtain from unrelated third parties. Except as otherwise provided in Section 2.4(a) of this Agreement or as limited by an employment agreement with the Company, a Member or Manager may engage in or possess an interest in any other business or venture of any nature and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member the right to participate. Neither the Company nor its Members shall have by virtue of this Agreement any right in any independent venture or its income or profits.

5.8 ***Right to Rely on the Board***. Any Person dealing with the Company may rely upon a Certificate signed by all the Members as to: (1) the identity of the Manager(s); (2) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Board or which are in any other manner germane to the affairs of the Company; (3) the Persons who are authorized to execute and deliver any instrument or document of the Company; or (4) any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member.

5.9 ***Bond***. No one serving as a Manager will be required to furnish a fiduciary bond or other security as a prerequisite to his, her or its service.

5.10 ***Fiduciary Duties***. The Board shall manage and control the affairs of the Company to the best of its ability, and the Board shall use best efforts to carry out the purposes of the Company for the benefit of all the Members. The Board, Manager and Members will not owe a fiduciary duty to the Company. The Board shall have the responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in its immediate possession and control. The Board shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company and its Members. The Board shall comply with all rules, regulations, and duties incumbent upon a Manager acting under the terms of the contractual relationship to the Company and the Members.

5.11 ***Salary to Manager(s), Reasonable Compensation***. It is the intention of all the Members that each Manager may receive reasonable compensation for services rendered to the Company. Therefore, the Managers may each receive a reasonable salary, or other reasonable and customary financial compensation, for services rendered, payable at least annually. If paid, this compensation shall be in addition to any respective share of the Company's Profits collected as a Member. The amount of compensation paid to a Manager may be reviewed and adjusted periodically by the Board.

5.12 ***Reimbursement of Expenses.*** The Company shall pay or reimburse the Manager and its Affiliates for their reasonable out-of-pocket costs and expenses incurred in connection with the performance of their duties under this Agreement.

5.13 ***Advisory Board.*** The Manager may, in its sole discretion, establish an "**Advisory Board**" comprised of members of the Manager's expert network and external advisors. The Advisory Board will be available to provide guidance to the Manager on the strategy and progress of the Company. If the Advisory Board determines that any member of the Advisory Board's interests conflict to a material extent with the interests of the Company as a whole, such member of the Advisory Board shall be excluded from participating in any discussion of the matters to which that conflict relates and

shall not participate in the provision of guidance to the Manager in respect of such matters, unless a majority of the other members of the Advisory Board determines otherwise. The members of the Advisory Board shall be entitled to compensation by the Company in connection with their role as members of the Advisory Board (including compensation for attendance at meetings of the Advisory Board), and, the Company shall reimburse a member of the Advisory Board for any out of pocket expenses or operating expenses actually incurred by it or any of its Affiliates on behalf of the Company when acting upon the Manager's instructions or pursuant to a written agreement between the Company and such member of the Advisory Board or its Affiliates. The members of the Advisory Board shall not be deemed managers or other persons with duties to the Company and shall have no fiduciary duty to the Company. The Manager shall be entitled to rely upon, and shall be fully protected in relying upon, reports and information of the Advisory Board to the extent the Manager reasonably believes that such matters are within the professional or expert competence of the members of the Advisory Board.

ARTICLE VI – PROFITS AND LOSSES; DISTRIBUTIONS; DRAWING ACCOUNTS

6.1 ***Interest in Profits and Losses***. Profits and Losses shall be allocated as provided in this Article VI based on the Members' varying ownership interests throughout the Company's fiscal year pursuant to Section 706(d) of the Code.

6.2 ***Cash Distribution to Members***. Except in connection with a winding up and termination of the Company, the Board in its sole discretion, after taking into account the Company's financial position and any contractual provisions imposed on the ability of the Company to make such distributions, and, if available, shall determine the cash available for distribution within thirty (30) days after the termination of each fiscal quarter. Cash available for distribution is defined as the excess of gross receipts over cash disbursements (excluding distributions to Members), without deduction for depreciation and less a reasonable allowance for cash reserves for anticipated obligations reasonably necessary for the Operation of the Company. At such time as the unused balance of any such reserves previously retained out of funds is no longer necessary, the same shall thereupon be deemed cash available for distribution. Cash available for distribution shall be distributed not less frequently than quarterly, to the extent available, to the Members in proportion to their Membership Interests, first to Preferred Members in proportion to their relative ownership of the issued and outstanding Preferred Membership Interests, and second to Members in proportion to their relative ownership of the issued and outstanding Common Membership Interests.

6.3 ***Distributions from Capital Transactions***. Should a Capital Transaction as defined in Article I hereof occur, the funds received by the Company from the Capital Transaction shall be distributed to the Members as follows:

a. To the establishment of any reserves deemed necessary by a Majority; of the Members or to supplement existing reserves as determined necessary by a Majority of the Members;
b. Return of net Capital Account balances to the Members on a pro rata basis; and
c. Any remaining balance shall be paid to the Members in Proportion to their Membership Interests.

6.4 ***Distributions Other than Cash***. No Member shall have the right to receive property other than money upon any distribution. However, upon the affirmative vote of a Majority of the Members, the Board shall make an asset distribution rather than a cash distribution. An appropriate adjustment to each Member's Capital Account will be made for any distribution made in kind based on

Fair Market Value as reasonably determined by the Board in its sole and absolute discretion.

ARTICLE VII – ALLOCATIONS

7.1 ***Determination and Allocation of Profits and Losses***. The Profits and Losses of the Company shall be determined on a tax basis method of accounting using federal tax accounting procedures and allocated among the Members, subject to Section 7.1, Section 7.2, Section 7.3, Section 7.4, Section 7.5 and Section 7.6 hereof, in accordance with their Membership Interests or such other manner as unanimously agreed to in writing among all of the Members.

7.2 ***Net Profits and Net Losses***. The terms "net profits" and "net losses" of the Company shall mean the net profits or net losses of the Company as determined in accordance with Treasury Regulations section 1.704-1(b)(2)(iv). After giving effect to the special allocations set forth in Section 7.3 hereof, net profits and net losses of the Company for any fiscal year shall be allocated among the Members in accordance with their respective Unit holdings.

7.3 ***Special Allocations***. The following special allocations shall be made:

7.3.1. Nonrecourse Debt Allocations. Notwithstanding anything to the contrary contained in this Section 7, the Company shall comply with Treasury Regulations section 1.704-2, as amended, with respect to the allocation of deductions and the chargeback of minimum gain on nonrecourse debts of the Company.

7.3.2. Qualified Income Offset. Any allocations of income, gain, loss, deductions or credits to the Members pursuant to this Agreement which would conflict with the requirements of Code Section 704(b) shall be ineffective, and all such allocations shall be made in compliance with Code Section 704(b). Notwithstanding anything to the contrary contained herein, no Member shall be allocated net losses which would cause or increase a deficit balance in such Member's Capital Account in excess of any actual or deemed obligation of such Member to restore deficits (as defined in Treasury Regulations section 1.704-1(b)(2)(ii)(c)).

If any Member shall receive with respect to the Company an adjustment, allocation or distribution in the nature described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(4)-(6) which causes or increases a deficit in such Member's Capital Account in excess of any actual or deemed obligation of such Member to restore deficits (as defined in Treasury Regulations section 1.704-1(b)(2)(ii)(c)), such Member shall be allocated items of income and gain in an amount and manner as will eliminate such deficit balance as quickly as possible; it being intended that this Section 7.3.2 shall constitute a "qualified income offset" within the meaning of Treasury Regulations section 1.704-1(b)(2)(ii)(d)(3).

Any allocations made under this Section 7.3.2 shall be taken into account in making allocations under Section 7.2 above so that, to the extent possible, and to the extent permitted by the Treasury Regulations, the cumulative allocations of net profits and net losses under Section 7.2 and this Section 7.3.2 to each Member shall be equal to the net amount that would have been allocated to each Member if the allocations under this Section 7.3.2 had not been made.

7.4 *Tax Allocations: Code Section 704(c)*.

7.4.1. Nonrecourse Debt Allocations. In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company, solely for tax purposes, shall be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial gross asset value.

a. In the event the Gross Asset Value of any Company asset is adjusted pursuant to Article I hereof, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

b. Unless otherwise agreed upon by the Members, the Company, for tax purposes, shall utilize the method of depreciation which will result in the greatest amount of deduction in each year.

c. For accounting and federal income tax purposes, all income, deductions, credits, gains and losses of the Company shall be allocated to the Members in proportion to their Membership Interest as of the end of the Company's fiscal year. Any item stipulated to be a Company expense under the terms of this Agreement, or which would be so treated in accordance with generally accepted accounting principles, shall be treated as a Company expense for all purposes hereunder, whether or not such item is deductible for purposes of computing net income for federal income tax purposes.

d. In the event that the Company has taxable income that is characterized as ordinary income under the recapture provisions of the Code, each Member's distributive share of taxable gain or loss from the sale of Company assets shall include a proportionate share of this recaptured income, equal to the Member's share of prior cumulative depreciation deductions with respect to the assets which gave rise to the recapture income.

7.4.2. Any elections or other decisions relating to such allocations shall be made by the Board in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 7.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of net profits, net losses, other items or distributions pursuant to any provision of this Agreement.

7.5 ***Transfer of Membership Interest***. In the event a Member transfers all or part of his or her Membership Interest in the Company pursuant to Article IV, the Distributions and Net Profit or Net Loss of the Company allocable to the Membership Interest transferred shall be prorated between the transferor and the transferee for the fiscal year in which such transfer occurs in accordance with the number of days of the fiscal year that each Member owned such Membership Interest.

7.6 *Code Section 754 Adjustment*. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

7.7 *Taxation Classification of Company*. The Company shall be presumed to be taxed as a partnership pursuant to income tax regulations §301.7701-1 through 301.7701-3.

ARTICLE VIII – MEMBER MEETINGS

8.1 *Member Meetings*. The Company may hold meetings of the Members from time to time at the Company's principal offices or such other place as the Board shall designate. Such meetings shall be noticed, held and conducted in accordance with the following provisions.

8.1.1. Notice. Written notice shall be provided by the Board to each Member of any meeting, which notice shall state the place, date, time, and purpose of such meeting at least ten (10), but not more than sixty (60), calendar days before the date on which such meeting is to be held. To the extent provided by law, notice may be provided by telegraph, facsimile or electronic mail. A written waiver of notice, signed by the Member entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in any written waiver of notice thereof. Attendance of a Member at a meeting shall constitute a waiver of notice of such meeting, except as provided by law. A meeting of the Members may also be called by any Member or Members holding at least a thirty percent (30%) of the outstanding Units (in the aggregate) in the Company, subject to the same requirements and provisions for meetings called by the Board.

8.1.2. Quorum and Voting. A Majority of Members shall be required to attend in order to constitute a quorum. A quorum at a meeting of Members is not necessary to discuss information about the Company's business and prospects so long as such information is subsequently provided to all of the Members within two (2) business days of such meeting; *however*, a quorum at a meeting of Members is necessary for any decisions or actions requiring the consent, approval or other action of Members. Each Member shall be entitled to one vote for each Unit held in such Member's name, as reflected on **Schedule A**. Except as otherwise provided herein, any matter decided by the Members shall be so decided by the consent of a Majority of Members.

8.1.3. Meetings by Electronic Communications Equipment. Any Member may participate in a meeting by means of conference telephone or any other generally accepted audio-visual communications equipment whereby all persons participating in the meeting can hear or clearly communicate with each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

8.1.4. Action by Written Consent. Any action required or permitted to be taken at any meeting of Members may be taken without a meeting if a Majority of Members consent thereto in writing or by electronic transmission, including by electronic mail, and such writing or writings or

electronic transmission or transmissions are filed with the records of the meetings of the Members. Such consent shall be treated for all purposes as the act of the Members.

8.1.5. Voting Rights. Members shall be entitled to vote only on those matters provided for under the terms of this Agreement; and, unless otherwise required or allowed by this Agreement, the majority vote of all Membership Interests shall prevail. A Member may vote at a meeting of Members either in person or by his duly authorized attorney-in-fact ("proxy"). Any Member may designate another Member as his proxy.

ARTICLE IX – DISSOLUTION AND LIQUIDATION

9.1 ***Winding Up and Distribution Upon Dissolution.*** The Company shall be dissolved and its affairs wound up upon pursuant to Section 9.1.1. Upon the winding up and termination of the Company in accordance with the Act, the assets of the Company shall be distributed in the following order: (i) first, to the payment of the debts and liabilities of the Company (including any loans or advances made by the Members to the Company) and the expenses of liquidation; (ii) second, to the creation of any reserves which the Board deems reasonably necessary for the payment of any contingent or unforeseen liabilities or obligations of the Company or the Members (to the extent the Company is liable therefor) arising out of or in connection with the business and operation of the Company; and (iii) thereafter, to the Members in accordance with the order of priority specified in Article VI determined after all allocations of net profits and net losses under Article VII and all non-liquidating distributions to the Members have been reflected.

9.1.1. Conditions of Dissolution. The Company shall dissolve upon the occurrence of any of the following events:

a. the happening of any event of dissolution specified in the Articles;

b. the entry of a decree of judicial dissolution;

c. the vote of a Majority vote of Members;

d. the election to dissolve the Company by the Manager;

e. the occurrence of the death, withdrawal, resignation, retirement, incapacity, bankruptcy or dissolution of any Member ("**Dissolution Event**") and the failure of the remaining Members to consent to continue the business of the Company within ninety (90) days after the occurrence of such event; or

f. the sale of all or substantially all of the assets of the Company.

9.2 ***Articles***. Upon the completion of the winding up of the Company's affairs, the Company shall file Articles of Dissolution with the Nevada Secretary of State.

9.3 ***Gains or Losses in Process of Liquidation***. Any gain or loss on disposition of Company assets in the process of liquidation shall be credited or charged to the Members in the proportions of their interests in Profits or Losses as defined under Article I. Any assets distributed in kind in the liquidation shall be valued and treated as though the assets were sold and the cash proceeds were distributed. The difference between the value of an asset distributed in kind and its book value shall be treated as a gain or loss on sale of the asset and shall be credited or charged to the Members in the proportions of their interests in Profits and Losses as defined under Article I, subject, however, to any allocation of gain or

loss which may otherwise be required under the Code.

9.4 ***Liquidator***. Upon dissolution of the Company, the Manager shall select one or more Persons (which may be the Manager) to act as Liquidator. In the case of a dissolution of the Company, (i) the Liquidator shall be entitled to receive compensation for its services as Liquidator; (ii) the Liquidator shall agree not to resign at any time without fifteen (15) days prior notice to the Manager and may be removed at any time by the Manager; (iii) upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within thirty (30) days be appointed by the Manager. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article IX, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Manager under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

ARTICLE X – BOOKS, RECORDS, ACCOUNTING AND REPORTS

10.1 ***Books and Records***. Accurate and complete books and records of the Company shall be kept by, or under the direction of, the Board and shall be available and open to inspection and examination by any Member; *provided, however*, that a Member may shall only have the right to inspect such books and records once per quarter and only at times that are reasonably convenient to the Board and during normal business hours. Books and records shall include, but not be limited to, the Company's (i) audited financial statements, (ii) unaudited financial statements, (iii) list of members including their names, addresses, ownership percentage and amounts contributed, (iv) tax returns, (v) minutes or resolutions of the Board, (vi) minutes or resolutions of the Members, and (vii) annual reports. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement.

10.2 ***Tax Returns***. The Board, at the expense of the Company, shall cause to be prepared and delivered to the Members, in a timely fashion after the end of each fiscal year, copies of all federal and state income tax returns for the Company for such fiscal year, one copy of which shall be timely filed with the appropriate tax authorities. A member of the Board who is also a Member and selected by the Board (who initially shall be Stanley K. Chomer) shall act as the "tax matters partner" of the Company, as defined in Code Section 6231, and such tax matters partner shall be reimbursed by the Company for all expenses incurred by it in carrying out its duties as tax matters partner. If any state or local tax law provides for a person having similar rights, powers, authority or obligations (including as a tax matters partner), the tax matters partner shall also serve in such capacity. The Members hereby agree to be bound by any actions taken by the tax matters partner in such capacity; provided, however, that the tax matters partner shall not (i) settle any material tax claim or (ii) make an election under Section 6221(b) or 6226, in each case, without the consent of Members holding a majority of the Membership Interests.

10.3 ***Fiscal Year***. The fiscal year of the Company for financial, accounting, and federal, state and local income tax purposes shall initially be the calendar year.

10.4 ***Annual Report***. As soon as practicable after the close of each fiscal year, the Company shall furnish to each Member an annual report showing a full and complete account of the condition of the Company, including all information as will be necessary for the preparation of each Member's income or other tax returns. Such requirement may be satisfied by the Company through any annual reports otherwise required to be publicly filed by the Company pursuant to applicable securities laws.

ARTICLE XI – CONFIDENTIALITY

11.1 ***Confidentiality Obligations***. Subject to the other terms of this Section 11, each party shall hold in strict confidence and shall not directly or indirectly disclose (whether orally or in writing) to any other Person any Confidential Information or use any Confidential Information for any purpose other than in furtherance of the Company's objectives. For purposes of this Section 11, the term "party" shall include the Company. "Confidential Information" means any confidential or proprietary information of a party, including any information, disclosure, intellectual property, technical data, trade secret, or know-how (and any document, diagram, or other tangible embodiments thereof, whether or not marked "confidential" or "proprietary," whether of a technical nature or otherwise, whether conveyed orally, in writing, in electronic format, or by electronic or other means, and whether conveyed to or acquired by a party or to an affiliate thereof); except that Confidential Information does not include any information that has become:

i. Publicly known or made generally available such as through a public filing, in each case through no wrongful act of any receiving party, other than any act in violation of this Agreement,

ii. Known to a receiving party from a third party that does not have a duty of confidentiality with respect to such information, or

iii. Is independently developed by the receiving party without access to the disclosing party's information.

All information contained in the accounts and reports prepared in accordance with Article X and any other information disclosed to a Member under or in connection with this Agreement is confidential and non-public and each Member undertakes to treat that information as confidential information and to hold that information in confidence. No Member shall, and each Member shall ensure that every Person connected with or associated with that Member shall not, disclose to any Person or use to the detriment of the Company any confidential information which may have come to its knowledge concerning the affairs of the Company and each Member shall use any such confidential information exclusively for the purposes of monitoring and evaluating its investment in the Company. This Section 11.1 is subject to Section 11.2.

11.2 ***Certain Limitations on Confidentiality Obligations***.

11.2.1. Disclosure Required by Law. Each party is permitted to disclose Confidential Information to the extent required by law, but only if such party promptly notifies the Company and the Board of the specifics of such requirement prior to the actual disclosure, uses commercially reasonable efforts to limit such disclosure and to obtain confidential treatment or a protective order for such information, and allows the Company and the Board to participate in such process undertaken to protect such information. Each party shall reasonably cooperate with each other party in connection

with such process to protect such information. In the absence of a protective order or other appropriate remedy, each party is permitted to disclose only that portion of such Confidential Information that is legally required (as determined by such party's outside legal counsel) to be disclosed.

11.2.2. Disclosure to Affiliates and Representatives. Each party is permitted to disclose Confidential Information to such party's affiliates, and to their respective representatives, but only if such Person to which such party is disclosing Confidential Information is bound by confidentiality and non-use obligations (whether pursuant to a contract or a fiduciary or other similar duty) with respect to such Confidential Information that is substantially similar to those set forth in this Section 11. Each party shall be responsible for any breach of this Section 11 by such party's affiliates and respective representatives.

ARTICLE XII – GENERAL PROVISIONS

12.1 *Notices*. Any written notice to any of the Members required or permitted under this Agreement shall be deemed to have been duly given on the date of service, if served personally on the party to whom notice is to be given, or on the second day after mailing, if mailed to the party to whom notice is to be given, by registered or certified mail, postage prepaid and addressed to the party at its last known address. Notices to the Company shall be similarly given, and addressed to it at its principal place ofbusiness.

12.2 ***Governing Law, Arbitration and Attorneys' fees***. This Agreement is intended to be performed in the State of Nevada and the laws of that State shall govern its interpretation and effect. The Members consent to the jurisdiction of any Federal or State court located in the Clark County, Nevada for any action commenced hereunder. Except as otherwise provided in this Agreement, any controversy between the parties arising out of this Agreement shall be submitted to the American Arbitration Association for arbitration in Clark County, Nevada. The costs of the arbitration, including any American Arbitration Association administrative fee, the arbitrator's fee, and costs for the use of facilities during the hearings, shall be borne equally by the parties to the arbitration. Attorneys' fees may be awarded to the prevailing or most prevailing party at the discretion of the arbitrator. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy which is either prohibited by the terms of this Agreement, or not available in a court of law. EVERY PARTY TO THIS AGREEMENT AND ANY OTHER PERSON WHO BECOMES A MEMBER OR HAS RIGHTS AS AN ASSIGNEE OF ANY PORTION OF ANY MEMBERS' MEMBERSHIP INTEREST HEREBY WAIVES THE RIGHT TO A JURY TRIAL AS TO ANY MATTER UNDER THIS AGREEMENT OR IN ANY OTHER WAY RELATING TO THE COMPANY OR THE RELATIONS UNDER THIS AGREEMENT OR OTHERWISE AS TO THE COMPANY AS BETWEEN OR AMONG ANY SAID PERSONS.

12.3 ***Successors***. This Agreement shall be binding on and inure to the benefit of the respective Members' successors and assigns, except to the extent of any contrary provision in this Agreement.

12.4 ***Severability***. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable the remainder of the Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

12.5 ***Entire Agreement***. This Agreement contains the entire agreement of the Members relating to the rights granted and obligations assumed under this Agreement. Any oral representations or modifications concerning this Agreement shall be of no force or effect unless contained in a

subsequent written modification executed and approved in accordance with this Agreement.

12.6 ***Amendments***. This Agreement may be amended by the Members at any time and from time to time by written amendment executed by a Majority of Members.

12.7 ***Binding Effect***. Except as otherwise provided in this Agreement, every covenant term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

12.8 ***Headings***. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

12.9 ***Incorporation by Reference***. Every exhibit, schedule and other appendix attached to this Agreement and referred to herein is hereby incorporated in this Agreement by reference.

12.10 ***Waiver of Action for Partition***. Each of the Members irrevocably waives any right that they may have to maintain any action for partition with respect to any of the Company Property.

12.11 ***Counterpart Execution and Further Documents***. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

12.12 ***Further Documents***. Each Member agrees to perform any further acts and to execute and deliver any further documents reasonably necessary or proper to carry out the intent of this Agreement.

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IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

MEMBERS:

____
Stanley K. Chomer, Member

____
Ruben Espinoza, Member

____
Eugeni Stoytchev, Member

____
Hugo Guzman, Member

MANAGERS:

____
Stanley K. Chomer, Manager

SCHEDULE A

NAME, ADDRESS AND INITIAL CAPITAL CONTRIBUTION OF THE MEMBERS

Name of Member	Address of Member	Value of Initial Capital Contribution (and opening capital account balance)	Current Percentage Interest of Member
Stanley K. Chomer	[redacted]	$42,272.03	57.5%
Ruben Espinoza	[redacted]	$100	27.5%
Eugeni Stoytchev	[redacted]	$50,000.00	10%
Hugo Guzman	[redacted]	$50,000.00	5%

MANAGER

Name of Manager	Address of Manager
Stanley K. Chomer	[redacted]

[*The Spousal Addendum follows here.*]

SPOUSAL ADDENDUM

The undersigned, being the spouse of ____, agrees to be bound by the provisions of that Limited Liability Company Operating Agreement of Relay Management L.L.C. (the "**Agreement**"), to which this Spousal Addendum is Exhibit A thereto, as may be amended, to the extent applicable to the undersigned, including specifically provisions set forth therein relating to securities of Relay Management L.L.C., a limited liability company duly formed under the laws of the State of Nevada, being community property of the undersigned, and the undersigned's rights and obligations relating thereto.

By signing, the undersigned acknowledges they are aware that the legal, financial, and related matters contained in the Agreement are complex and that they are free to seek independent professional guidance or counsel with respect to this consent. They have either sought such guidance or counsel or determined after fully reviewing the Agreement in its entirety that they will waive such right.

____

Signature

____

Name

____

Email

____

Address

____

Date